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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE

   24/7 REAL MEDIA SELLS BROADBAND AND PROFESSIONAL SERVICES DIVISION
                       RECEIVES 19.9 PERCENT INTEREST IN PURCHASER

NEW YORK -- January 30, 2002 --24/7 Real Media Inc. (Nasdaq: TFSM), a leader in interactive marketing, today announced that it has sold its Broadband and Professional services subsidiary, IMAKE Software and Services, Inc., to an entity controlled by Mark Schaszberger, President of IMAKE.

Under the terms of the sale, the purchase price is $6.5 million, with $500,000 paid in cash at closing and the remainder in a secured note, with $4 million contingent on future revenue, payable monthly. 24/7 Real Media also received preferred stock in the acquiring entity that as of the closing date represented a 19.9% ownership interest.

"In light of today's marketplace realities, we are pleased to complete this sale in a manner that enables us to focus on our core businesses while still participating in the future success of this division," said David J. Moore, Chairman and CEO of 24/7 Real Media. "We have streamlined our product and service offerings to create an integrated suite of solutions for marketers and publishers. These are the segments that we believe will most effectively move the company towards our goal of profitability in Q4 of this year."

"Our e.merge product suite and professional services team continue to be a leading provider of ITV solutions to our Fortune 100 client base," said Mark Schaszberger, Chairman and CEO of IMAKE Software & Services, Inc. The e.merge suite is the premier back office software solution for the digital entertainment, cable and telecommunications marketplace. "As separate entities, the two companies can achieve greater shareholder value while each focuses on its core business," Schaszberger said.

ABOUT 24/7 REAL MEDIA INC.
Merged in October 2001, 24/7 Real Media provides marketing and technology solutions to online marketers and publishers to maximize customer relationships and revenue. Our products and services include: Internet ad serving technology, online media representation, integrated marketing solutions comprised of network and site specific advertising, email list management & brokerage, online promotions and search engine optimization. For more information, please visit our Web sites at WWW.247MEDIA.COM or WWW.REALMEDIA.COM.

Contact: 24/7 Real Media: Mark Naples 917.514.2456 MARK.NAPLES@247REALMEDIA.COM.

ABOUT IMAKE SOFTWARE AND SERVICES INC.
IMAKE Software & Services is the leading provider of next generation digital content, subscriber and product management solutions. IMAKE is presently engaged with some of the largest telecommunications, cable, entertainment and hospitality industries in providing integrated software solutions to provide next generation means to manage, productize, distribute content and manage subscribers in real time as well as to provide walled garden targeted advertising. IMAKE Software & Services, Inc. was originally incorporated in 1994 and is headquartered in Bethesda, MD. More information is available at WWW.IMAKE.COM.

Contact: IMAKE Software and Services, Inc.: Michael Nurse 301.896.9207 MNURSE@IMAKE.COM.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS:
This news release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to changes in economic, business, competitive and/or regulatory factors. More detailed information about those factors is set forth in the most recent quarterly report and other filings with the Securities and Exchange Commission made by the companies named herein. In addition, the following factors, among others, could cause actual results to differ materially from those described herein: the risk that the products of IMAKE will not achieve market acceptance, the risk that the 24/7 Media and the Real Media ad serving platforms and businesses will not be integrated successfully, the potential for impairment of relationships with employees or customers, the costs related to the merger or integration of ad serving platforms, the inability of the companies to realize synergies or other anticipated benefits of the merger, and other economic, business, competitive and/or regulatory factors affecting the businesses of 24/7 Real Media and IMAKE. The Company is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



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